Exhibit 10.3

SECURITIES PURCHASE AGREEMENT

by and between

THE UNITED STATES DEPARTMENT OF THE TREASURY

and

THE FIRST BANCSHARES, INC.

Dated as of December 6, 2016

The First Bancshares, Inc. (UST 511)

The First Bancshares, Inc. (UST 511)

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SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (as amended, supplemented or otherwise modified from time to time, this “Agreement”) is dated as of December 6, 2016 by and between the United States Department of the Treasury (the “Seller”) and the First Bancshares, Inc., a Mississippi corporation (the “Company”).

RECITALS

WHEREAS, the Seller is currently the owner of and holds 17,123 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series CD, of the Company (the “CDCI Securities”); and

WHEREAS, the Seller desires to sell to the Company, and the Company desires to purchase from the Seller, subject to the terms and conditions contained in this Agreement, all of the CDCI Securities (the “Repurchased Securities” and, such sale and purchase, the “Securities Purchase”).

NOW, THEREFORE, in consideration of the premises, and of the various representations, warranties, covenants and other agreements and undertakings of the parties hereto, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

AGREEMENT

I	DEFINITIONS.

1.01.      Definitions of Certain Terms. For purposes of this Agreement, the following terms are used with the meanings assigned below (such definitions to be equally applicable to both the singular and plural forms of the terms herein defined):

“Affiliate” means, with respect to any person, any person directly or indirectly controlling, controlled by or under common control with, such other person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any person, means the possession, directly or indirectly, of the power to cause the direction of management and/or policies of such person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the introductory paragraph of this agreement.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banking organizations in the State of New York are required or authorized by Law to be closed.

“CDCI Exchange Agreement” means that certain Exchange Agreement – Standard Terms incorporated into a Letter Agreement, dated as of September 29, 2010, by and between the Seller and the Company.

“CDCI Securities” has the meaning set forth in the recitals to this agreement.

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“CDCI SPA” means that certain Securities Purchase Agreement – Standard Terms incorporated into a Letter Agreement, dated as of September 29, 2010, by and between the Seller and the Company.

“CDFI” has the meaning set forth in Section 4.05.

“Certified Entity” means the Company or, if the Company itself has not been certified by the Fund as a CDFI, each Affiliate of the Company that has been certified by the CDFI and is specified on Schedule A of the CDCI SPA.

“Closing” has the meaning set forth in Section 2.02(A).

“Closing Date” has the meaning set forth in Section 2.02(A).

“Company” has the meaning set forth in the recitals to this Agreement.

“Company Material Adverse Effect” means a material adverse effect on (i) the business, results of operation or financial condition of the Company and its consolidated subsidiaries and each Certified Entity taken as a whole; provided, however, that Company Material Adverse Effect shall not be deemed to include the effects of (A) changes after the date hereof in general business, economic or market conditions (including changes generally in prevailing interest rates, credit availability and liquidity, currency exchange rates and price levels or trading volumes in the United States or foreign securities or credit markets), or any outbreak or escalation of hostilities, declared or undeclared acts of war or terrorism, in each case generally affecting the industries in which the Company and its subsidiaries operate, (B) changes or proposed changes after the date hereof in generally accepted accounting principles in the United States, or authoritative interpretations thereof, or (C) changes or proposed changes after the date hereof in securities, banking and other laws of general applicability or related policies or interpretations of Governmental Entities (in the case of each of these clauses (A), (B) and (C), other than changes or occurrences to the extent that such changes or occurrences have or would reasonably be expected to have a materially disproportionate adverse effect on the Company and its consolidated subsidiaries taken as a whole relative to comparable U.S. banking or financial services organizations); or (ii) the ability of the Company to consummate the Securities Purchase and other transactions contemplated by this Agreement and perform its obligations hereunder or thereunder on a timely basis.

“Compensation Regulations” means any guidance, rule or regulation, as the same shall be in effect from time to time, promulgated pursuant to or implementing Section 111 of the Emergency Economic Stabilization Act of 2008, as amended by the American Recovery and Reinvestment Act of 2009, or otherwise from time to time.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Fund” has the meaning set forth in Section 4.05.

“Governmental Entity” means any court, administrative agency or commission or other governmental or regulatory authority or instrumentality or self-regulatory organization.

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“Law” means any law, statute, code, ordinance, rule, regulation, judgment, order, award, writ, decree or injunction issued, promulgated or entered into by or with any Governmental Entity.

“Liens” means any liens, licenses, pledges, charges, encumbrances, adverse rights or claims and security interests whatsoever.

“Purchase Price” has the meaning set forth in Section 2.01.

“Regulatory Event” means, with respect to the Company, that (i) the Federal Deposit Insurance Corporation or any other applicable Governmental Entity shall have been appointed as conservator or receiver for the Company or any Subsidiary; (ii) the Company or any Subsidiary shall have been considered in “troubled condition” for the purposes of 12 U.S.C. Sec. 1831i or any regulation promulgated thereunder; (iii) the Company or any Subsidiary shall qualify as “Undercapitalized,” “Significantly Undercapitalized,” or “Critically Undercapitalized” as those terms are defined in 12 U.S.C. Sec. 1831o or other applicable Law; or (iv) the Company or any Subsidiary shall have become subject to any formal or informal regulatory action requiring the Company or any Subsidiary to materially improve its capital, liquidity or safety and soundness.

“Relevant Period” means the period in which any obligation of the Company arising from financial assistance under the Troubled Asset Relief Program remains outstanding, as it may be further described in the Compensation Regulations.

“Repurchased Securities” has the meaning set forth in the recitals to this Agreement.

“Securities Purchase” has the meaning set forth in the recitals to this Agreement.

“Seller” has the meaning set forth in the introductory paragraph to this Agreement.

“Solvent” means (i) the sum of the “fair value” of the assets of the Company and its subsidiaries, taken as a whole, exceeds the sum of all debts of the Company and its Subsidiaries, taken as a whole, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (ii) the “present fair saleable value” of the assets of the Company and its Subsidiaries, taken as a whole, is greater than the amount that will be required to pay the probable liability on existing debts of the Company and its Subsidiaries, taken as a whole, as such debts become absolute and matured, as such quoted term is determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (iii) the capital of the Company and its Subsidiaries, taken as a whole, is not unreasonably small in relation to the business in which they are or are about to become engaged, (iv) the Company and its Subsidiaries, taken as a whole, do not intend to incur, or believe that they will incur, debts beyond their ability to pay as they mature. For purposes of clauses (i) through (iv) above, (a) (i) “debt” means liability on a “claim” and (ii) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, subordinated, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured and (b) the amount of any contingent, unliquidated and disputed claim and any claim that has not been reduced to judgment at any time has been computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such liabilities meet the criteria for accrual under the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 5).

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“Subsidiary” means, with respect to any person, any bank, corporation, partnership, joint venture, limited liability company or other organization, whether incorporated or unincorporated, (i) of which such person or a subsidiary of such person is a general partner or managing member or (ii) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or persons performing similar functions with respect to such entity is directly or indirectly owned by such person and/or one or more subsidiaries thereof.

1.02.      Interpretation. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to this Agreement unless otherwise specified. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The term “person” as used in this Agreement shall mean any individual, corporation, limited liability company, limited or general partnership, joint venture, government or any agency or political subdivision thereof, or any other entity or any group (as defined in Section 13(d)(3) of the Exchange Act) comprised of two or more of the foregoing. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement, all references to “dollars” or “$” are to United States dollars. This Agreement and any documents or instruments delivered pursuant hereto or in connection herewith shall be construed without regard to the identity of the person who drafted the various provisions of the same. Each and every provision of this Agreement and such other documents and instruments shall be construed as though all of the parties participated equally in the drafting of the same. Consequently, the parties acknowledge and agree that any rule of construction that a document is to be construed against the drafting party shall not be applicable either to this Agreement or such other documents and instruments.

II	THE SECURITIES PURCHASE.

2.01.      Purchase and Sale of the Repurchased Securities. Subject to, and on the terms and conditions of, this Agreement, effective at the Closing, the Company will purchase from the Seller, and the Seller will sell, transfer, convey, assign and deliver to the Company, the Repurchased Securities, free and clear of all Liens. The aggregate purchase price for the Repurchased Securities shall be an amount in cash equal to (a) Fifteen Million Nine Hundred Twenty-Five Thousand Dollars ($15,925,000), plus (b) all accrued and unpaid interest or dividends, as applicable, on the Repurchased Securities to but excluding the Closing Date (together (a) and (b), the “Purchase Price”).

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2.02.      Closing of the Securities Purchase.

(A)         Subject to Article V, the closing of the Securities Purchase (the “Closing”) shall be held at such time or date that is agreed to in writing by the Seller and the Company (the date on which the Closing occurs, the “Closing Date”). The Closing shall be held at such place as the Seller and the Company shall mutually agree in writing.

(B)         At the Closing, or simultaneously therewith, the following shall occur:

(1)         the Seller will deliver to the Company certificates for the Repurchased Securities; and

(2)         the Company will pay the aggregate Purchase Price to the Seller, by wire transfer in immediately available funds, to an account designated in writing by the Seller to the Company, such designation to be made not later than two Business Days prior to the Closing Date.

III	REPRESENTATIONS AND WARRANTIES.

3.01.      Representations and Warranties of the Company. The Company hereby represents and warrants to the Seller as follows:

(A)      Existence and Power. The Company is duly organized and validly existing as a corporation under the Laws of the State of Mississippi and has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement.

(B)      Authorization. The execution and delivery of this Agreement, and the consummation by the Company of the transactions contemplated hereby, have been duly and validly approved by all necessary action of the Company, and no other corporate or shareholder proceedings on the part of the Company are necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company, and (assuming the due authorization, execution and delivery of this Agreement by the Seller) this Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar Laws affecting creditors’ rights and remedies generally.

(C)      Non-Contravention. Neither the execution and delivery of this Agreement nor the consummation by the Company of the transactions contemplated hereby will violate any provision of the charter or bylaws or similar governing documents of the Company or, assuming that the consents, approvals, filings and registrations referred to in Section 3.01(D) are received or made (as applicable), applicable Law.

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(D)      Consents and Approvals. Except for the prior written approval of the Board of Governors of the Federal Reserve System for the Company to purchase the Repurchased Securities from the Seller, no consents or approvals of, or filings or registrations with, any Governmental Entity or of or with any other third party by and on behalf of the Company are necessary in connection with the execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby.

(E)      Securities Matters. The Repurchased Securities are being acquired by the Company for its own account and without a view to the public distribution or sale of the Repurchased Securities.

(F)      Availability of Funds. The Company has and will have, as of the Closing, sufficient funds available to consummate the transactions contemplated hereunder.

(G)      Required Payments. The Company has declared and paid or caused to be paid dividends for each Dividend Period (as defined in the Certificate of Designations of the CDCI Securities) with respect to the CDCI Securities in the manner provided by the terms of the Certificate of Designations of the CDCI Securities, the CDCI SPA and the CDCI Exchange Agreement and no accrued but unpaid dividends (whether or not declared) with respect to such CDCI Securities are outstanding.

(H)      Compliance with CDCI SPA and CDCI Exchange Agreement. The Company is in compliance in all respects with the provisions of the CDCI SPA and the related documents entered into in connection therewith, including the dividend restrictions found in Section 4.2(b) of the CDCI SPA, Section 4.2(b) of the CDCI Exchange Agreement and Section 3(c) of Schedule A of that certain Certificate of Designations of the CDCI Securities and the executive compensation rules found in Section 4.1(e) of the CDCI SPA and Section 4.1(e) of the CDCI Exchange Agreement.

IV	COVENANTS.

4.01.      Forbearances of the Seller. From the date hereof until the Closing, without the prior written consent of the Company, the Seller will not:

(A)         directly or indirectly transfer, sell, assign, distribute, exchange, pledge, hypothecate, mortgage, encumber or otherwise dispose of, or engage in or enter into any hedging transactions with respect to, any of the Repurchased Securities or any portion thereof or interest therein (other than pursuant to the Securities Purchase); or

(B)         agree, commit to or enter into any agreement to take any of the actions referred to in Section 4.01(A).

Notwithstanding the foregoing, the Seller may undertake any of the actions set forth in Section 4.01(A) with an Affiliate of the Seller so long as this Agreement is assigned to such Affiliate in accordance with Section 7.07 of this Agreement. For the avoidance of doubt, until the Closing, except as expressly set forth in this Section 4.01, the Seller shall continue to be able to exercise all rights and privileges with respect to the Repurchased Securities.

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4.02.      Further Action. The Seller and the Company (A) shall each execute and deliver, or shall cause to be executed and delivered, such documents and other instruments and shall take, or shall cause to be taken, such further action as may be reasonably necessary to carry out the provisions of this Agreement and give effect to the transactions contemplated by this Agreement and (B) shall refrain from taking any actions that could reasonably be expected to impair, delay or impede the Closing or the consummation of the transactions contemplated by this Agreement.

4.03.      Remaining Certification and Disclosure Requirements. The Company acknowledges and agrees to comply with the certification and disclosure requirements set forth in the Compensation Regulations, including without limitation those submissions that are required with respect to the final portion of the Relevant Period (see, for example, Sections 30.7(c) and (d), Sections 30.11(b) and (c) and Section 30.15(a)(3) of the Compensation Regulations and FAQ-14 in the Frequently Asked Questions to the Compensation Regulations, available at www.financialstability.gov).

4.04.      Transferability Restrictions Related to Long-Term Restricted Stock. The Company acknowledges that any long-term restricted stock (as defined in Section 30.1 of the Compensation Regulations) awarded by the Company that has otherwise vested may not become transferable, or payable in the case of a restricted stock unit, at any time earlier than as permitted under the schedule set forth in the definition of long-term restricted stock in Section 30.1 of the Compensation Regulations. For this purpose, aggregate financial assistance received (for purposes of the definition of long-term restricted stock) includes the full original liquidation amount with respect to 17,123 CDCI Securities (see FAQ-15 in the Frequently Asked Questions to the Compensation Regulations, available at www.financialstability.gov). Upon the sale of the CDCI Securities to the Company, in the event that any long-term restricted stock awarded by the Company is not permitted to become transferable, or payable in the case of a restricted stock unit, under the schedule set forth in the definition of long-term restricted stock in Section 30.1 of the Compensation Regulations, the Company shall cancel such long-term restricted stock and/or restricted stock units.

4.05.      CDFI Requirements. Until September 30, 2018, the Company and each Certified Entity shall (A) be certified by the Community Development Financial Institution Fund (the “Fund”) of the United States Department of the Treasury pursuant to 12 C.F.R. 1805.201(a) as a regulated community development financial institution (a “CDFI”); (B) together with all of its Affiliates collectively meet the eligibility requirements of 12 C.F.R. 1805.200(b); (C) have a primary mission of promoting community development, as may be determined by the Seller from time to time, based on criteria set forth in 12 C.F.R. 1805.201(b)(1); (D) provide Financial Products, Development Services, and/or other similar financing as a predominant business activity in arm’s-length transactions; (E) serve a Target Market by serving one or more Investment Areas and/or Targeted Populations as may be determined by the Seller from time to time, substantially in the manner set forth in 12 C.F.R. 1805.201(b)(3); (F) provide Development Services in conjunction with its Financial Products, directly, through an Affiliate or through a contract with a third-party provider; (G) maintain accountability to residents of the applicable Investment Area(s) or Targeted Population(s) through representation on its governing Board of Directors or otherwise; and (H) remain a non-governmental entity which is not an agency or instrumentality of the United States of America, or any State or political subdivision thereof, as described in 12 C.F.R. 1805.201(b)(6) and within the meaning of any supplemental regulations or interpretations of 12 C.F.R. 1805.201(b)(6) or such supplemental regulations published by the Fund. Notwithstanding any other provision hereof, as used in this Section 4.05, the terms “Affiliates”; “Financial Products”; “Development Services”; “Target Market”; “Investment Areas”; and “Targeted Populations” have the meanings ascribed to such terms in 12 C.F.R. 1805.104.

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V	CONDITIONS TO THE CLOSING.

5.01.      Conditions to Each Party’s Obligations. The respective obligations of each of the Company and the Seller to consummate the Securities Purchase are subject to the fulfillment, or written waiver by the Company and the Seller, prior to the Closing, of each of the following conditions:

(A)         Company Regulatory Approvals. All regulatory approvals required to consummate the Securities Purchase shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired or been terminated.

(B)         No Injunctions or Restraints; Illegality. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Securities Purchase shall be in effect. No Law shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits or makes illegal the consummation of the Securities Purchase.

5.02.      Condition to Obligations of the Seller. The obligation of the Seller to consummate the Securities Purchase is also subject to the fulfillment, or written waiver by the Seller, prior to the Closing, of the following conditions:

(A)         Other Events. None of the following shall have occurred since the date hereof:

(1)         the Company or any of its Subsidiaries shall have (a) dissolved (other than pursuant to a consolidation, amalgamation or merger); (b) become insolvent or unable to pay its debts or failed or admitted in writing its inability generally to pay its debts as they become due; (c) made a general assignment, arrangement or composition with or for the benefit of its creditors; (d) instituted or have instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition shall have been presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition shall have resulted in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; (e) had a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (f) sought or shall have become subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (g) had a secured party take possession of all or substantially all its assets or had a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets; (h) caused or shall have been subject to any event with respect to it, which, under the applicable laws of any jurisdiction, had an analogous effect to any of the events specified in clauses (a) to (g) (inclusive); or (i) taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts;

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(2)         a Governmental Entity in any jurisdiction shall have (a) commenced an action or proceeding against the Company or any of its Subsidiaries; or (b) issued or entered a temporary restraining order, preliminary or permanent injunction or other order applicable to the Company or any of its Subsidiaries, which in the case of (a) and (b) shall have had or shall be reasonably expected to have a Company Material Adverse Effect;

(3)         any fact, circumstance, event, change, occurrence, condition or development shall have occurred that, individually or in the aggregate, shall have had or shall be reasonably likely to have a Company Material Adverse Effect; or

(4)         any Regulatory Event not otherwise existing on the date hereof.

(B)         Representations and Warranties. The representations and warranties set forth in Article III of this Agreement shall be true and correct as though made on and as of the Closing Date.

(C)         Consents and Approvals. All consents and approvals of, and filings and registrations with, all Governmental Entities and of or with any other third party by and on behalf of the Company that are necessary in connection with the execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby shall have been obtained or made, as applicable, and shall remain in full force and effect.

(D)         Performance Obligations. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing.

(E)      Closing Certificate. The Company shall deliver to the Seller a certificate in the form attached hereto as Exhibit A, dated as of the Closing Date, signed on behalf of the Company by a senior executive officer thereof certifying to the effect that (i) all conditions precedent to the Closing have been satisfied and (ii) before and after giving effect to the Closing the Company and its Subsidiaries on a consolidated basis are (and will be, as the case may be) Solvent.

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VI	TERMINATION.

6.01.      Termination Events. This Agreement may be terminated at any time prior to the Closing:

(A)         by mutual written agreement of the Company and the Seller; or

(B)         by the Company, upon written notice to the Seller, or by the Seller, upon written notice to the Company, in the event that the Closing Date does not occur on or before December 31, 2016; provided, however, that the respective rights to terminate this Agreement pursuant to this Section 6.01(B) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing Date to occur on or prior to such date.

6.02.      Effect of Termination. In the event of termination of this Agreement as provided in Section 6.01, this Agreement shall forthwith become void and have no effect, and none of the Seller, the Company, any affiliates of the Company or any officers or directors of the Company or any of its affiliates shall have any liability of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby, except that this Section 6.02 and Sections 7.03, 7.04, 7.05 and 7.06 shall survive any termination of this Agreement.

VII	MISCELLANEOUS.

7.01.      Waiver; Amendment. Any provision of this Agreement may be (A) waived in writing by the party benefiting by the provision, or (B) amended or modified at any time by an agreement in writing signed by each of the parties hereto. Neither any failure nor any delay by any party in exercising any right, power or privilege under this Agreement or any of the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege.

7.02.      Counterparts. This Agreement may be executed by facsimile or other electronic means and in counterparts, all of which shall be considered an original and one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

7.03.      Governing Law; Choice of Forum; Waiver of Jury Trial.

(A)         This Agreement and any claim, controversy or dispute arising under or related to this Agreement, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties shall be enforced, governed, and construed in all respects (whether in contract or in tort) in accordance with the federal law of the United States if and to the extent such law is applicable, and otherwise in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State. Each of the parties hereto agrees (a) to submit to the exclusive jurisdictions and venue of the United States District Court of the District of Columbia and the United States Court of Federal Claims for any and all civil actions, suits or proceedings arising out of or relating to this Agreement or the transactions contemplated hereby, and (b) that notice may be served upon (i) the Company at the address and in the manner set forth for notices to the Company in Section 7.05 and (ii) the Seller at the address and in the manner set forth for notices to the Seller in Section 7.05, but otherwise in accordance with federal law.

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(B)         To the extent permitted by applicable Law, each of the parties hereto hereby unconditionally waives trial by jury in any civil legal action or proceeding relating to this Agreement or the transactions contemplated hereby.

7.04.      Expenses. If requested by the Seller, the Company shall pay all reasonable out of pocket and documented costs and expenses associated with this Agreement and the transactions contemplated by this Agreement, including, but not limited to, the reasonable fees, disbursements and other charges of the Seller’s legal counsel and financial advisors.

7.05.      Notices. All notices and other communications hereunder shall be in writing and shall be deemed given on the date of delivery if delivered personally or telecopied (upon telephonic confirmation of receipt), on the first Business Day following the date of dispatch if delivered by a recognized next day courier service, or on the third Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

If to the Company to:

The First Bancshares, Inc.

6480 U.S. Highway 98 West

Hattiesburg MS 39402

Facsimile: 601.268.8904

Attention: M. Ray (Hoppy) Cole

With a copy to:

Jones Walker LLP

Post Office Box 427

Jackson, MS 39205-0427

Facsimile: 601.949.4804

Attention: Craig N. Landrum, Esq.

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If to the Seller to:

United States Department of the Treasury

Office of Financial Stability

1500 Pennsylvania Avenue, NW, Room 2312

Washington, D.C. 20220

Facsimile: (202) 662-2882

Attention: Assistant General Counsel (Banking and Finance)

With a copy to:

Cadwalader, Wickersham & Taft LLP

One World Financial Center

New York, New York 10281

Facsimile: (212) 504-6666

Attention: William P. Mills

7.06.      Entire Understanding; No Third Party Beneficiaries. This Agreement (together with the documents, agreements and instruments referred to herein) represents the entire understanding of the parties with respect to the subject matter hereof and supersedes any and all other oral or written agreements heretofore made with respect to the subject matter hereof. Nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto, any rights or remedies hereunder.

7.07.      Assignment. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any party hereto without the prior written consent of the other party, and any attempt to assign any right, remedy, obligation or liability hereunder without such consent shall be null and void; provided, however, that the Seller may assign this Agreement to an Affiliate of the Seller. If the Seller assigns this Agreement to an Affiliate, the Seller shall be relieved of its obligations and liabilities under this Agreement but (i) all rights, remedies, obligations and liabilities of the Seller hereunder shall continue and be enforceable by and against and assumed by such Affiliate, (ii) the Company’s obligations and liabilities hereunder shall continue to be outstanding and (iii) all references to the Seller herein shall be deemed to be references to such Affiliate. The Seller will give the Company notice of any such assignment; provided, that the failure to provide such notice shall not void any such assignment.

7.08.      Severability. Any term or provision of this Agreement which is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid, illegal or unenforceable the remaining terms and provisions of this Agreement or affecting the validity, legality or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction, and if any provision of this Agreement is determined to be so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable, in all cases so long as neither the economic nor legal substance of the transactions contemplated hereby is affected in any manner materially adverse to any party or its shareholders. Upon any such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

THE FIRST BANCSHARES, INC.

By:	/s/ M. Ray (Hoppy) Cole, Jr.
	Name:	M. Ray (Hoppy) Cole
	Title:	President and CEO

UNITED STATES DEPARTMENT OF THE TREASURY

By:	/s/ Mark McArdle
	Name:	Mark McArdle
	Title:	Deputy Assistant Secretary for Financial Stability

[Signature Page to Securities Purchase Agreement]

First Bancshares, Inc. (UST 511)

13

Exhibit A

FORM OF officer’s certificate

The First Bancshares, Inc.

OFFICER’S CERTIFICATE

The undersigned, M. Ray (Hoppy) Cole, the President of The First Bancshares, Inc., a Mississippi corporation (the “Company”), pursuant to Section 5.02(E) of the Securities Purchase Agreement, dated as of December 6, 2016, by and between the United States Department of the Treasury and the Company (the “Agreement”), does hereby certify, on behalf of the Company, in his capacity as a senior executive officer of the Company and not individually, that (i) all conditions precedent to the Closing have been satisfied; and (ii) before and after giving effect to the Closing the Company and its Subsidiaries on a consolidated basis are (and will be, as the case may be) Solvent.

Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Certificate on this 6th day of December, 2016.

By:
Name: M. Ray (Hoppy) Cole
Title: President and CEO

First Bancshares, Inc. (UST 511)